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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                         C.H. ROBINSON WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

                       Delaware                       41-1883630
                (State of incorporation            (I.R.S. Employer
                   or organization)              Identification No.)


                  8100 Mitchell Road
                Eden Prairie, Minnesota               55344-2248
      (Address of principal executive offices)        (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box./__ /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. /__ /


Securities to be registered pursuant to Section 12(b) of the Act:

                                 Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.10 par value
                        Preferred Share Purchase Rights
                                (Title of class)


Item 1.   Description of Registrant's Securities to be Registered

     The description of the Common Stock, $.10 par value, and the Preferred Share Purchase Rights, of C.H. Robinson Worldwide, Inc. (the "Company") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting as part of the Registration Statement on Form S-1 (File No. 333-33731) filed by the Company with the Securities and Exchange Commission on August 15, 1997 including any amendments thereto, which description is incorporated herein by reference.
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SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  October 9, 1997


                                C.H. ROBINSON WORLDWIDE, INC.



                                By    /s/ Owen P. Gleason
                                    --------------------------------
                                      Owen P. Gleason
                                      Vice President, General Counsel
                                        and Secretary

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